AMENDED AND RESTATED DEVELOPMENT AGREEMENT

This Amended and Restated Development Agreement (this “Agreement”) is made and entered into effective as of May 21, 2024 (“Effective Date”) by and between Tandem Diabetes Care, Inc, having a principal place of business at 12400 High Bluff Drive, San Diego, CA 92130 (“Tandem”) and DexCom, Inc., a Delaware corporation having a principal place of business at 6340 Sequence Drive, San Diego, CA 92121 (“DexCom”). Tandem and DexCom may be referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

RECITALS

A.DexCom is in the business of developing and commercializing continuous glucose monitoring systems;

B.Tandem is in the business of developing and commercializing insulin pump systems;

C.The Parties entered into that certain development agreement dated June 4, 2015, as amended, to enable the integration of Tandem’s t:slim X2™ insulin pump with DexCom’s G6® CGM device (the “On-Market t-slim:G6 Implementation” and such agreement, the “Original G6 Development Agreement”);

D.On February 7, 2020, DexCom issued a notice of termination for (i) the development agreement dated January 4, 2013, which addressed the integration of Tandem’s insulin pump with DexCom’s G4® CGM device (the “G4 Development Agreement”), which termination became effective August 10, 2020 and (ii) the development agreement dated June 4, 2015, which addressed the integration of Tandem’s insulin pump with DexCom’s G5® CGM device (the “G5 Development Agreement” and collectively with the G4 Development Agreement, “Legacy Development Agreements”), which terminated on December 31, 2020 with respect to all countries other than Australia and terminated on December 31, 2021 with respect to Australia;

E.On January 23, 2023, Tandem completed its acquisition of AMF Medical SA (now known as Tandem Diabetes Care Switzerland Sàrl), the developer of the SigiTM insulin pump (“Sigi”);

F.The Parties previously entered into a Development Agreement (the “Superseded Development Agreement”) effective as of November 20, 2020 (the “Original Effective Date”), which this Agreement amends and restates in its entirety effective as of the Effective Date; and

G.The Parties previously entered into a Commercialization Agreement effective as of November 20, 2020, which the Parties are also amending and restating in its entirety in connection with this Agreement pursuant to an amended and restated commercialization agreement (the “Commercialization Agreement”) which sets forth the terms for the commercialization of both the integrated technology solutions developed hereunder and the integrated technology solutions developed under the Original G6 Development Agreement.

The Parties therefore agree as follows:

1.DEFINITIONS

1.1“Affiliate” means any corporation or other entity that is directly or indirectly controlling, controlled by or under common control with a Party. For the purpose of this definition, “control” means: (i) the direct or indirect ownership of more than fifty percent (50%) of the capital stock of the subject entity; (ii) the direct or indirect control of more than fifty percent (50%) of the voting rights of the subject entity; or (iii) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the subject entity (whether through ownership of securities or other ownership interests, by contract or otherwise).

1.2“***” means, (a) with respect to DexCom *** and (b) with respect to Tandem ***.

1.3“CGM” means continuous glucose monitoring.

1.4“Change of Control” means a transaction or a series of related transactions: (i) in which one or more related parties that did not previously own or control greater than a fifty percent (50%) equity interest in a Party obtains ownership or control of greater than a fifty percent (50%) equity interest in a Party; (ii) as a result of which one or more related parties that did not previously have the right or power to control the management or policies of a Party acquires such right or power; or (iii) in which a Party sells all or substantially all of its assets to a Third Party.

1.5“Clinical Study” means any pre or post approval clinical study involving the administration of and/or use of a Combined System with a human subject, whether conducted before or after Regulatory Approval of a Combined System, including clinical studies to support such Regulatory Approval process or as otherwise required by a Regulatory Authority.

1.6“Combined System” means an integrated technology solution comprised of the DexCom System and the Tandem System that enables ***. The Parties agree that the integrated technology solution(s) developed by the Parties pursuant to the Legacy Development Agreements, and any improvements thereto, are not Combined Systems hereunder. The Parties agree that the On-Market t-slim:G6 Implementation developed by the Parties pursuant to the Original G6 Development Agreement is a Combined System hereunder.

1.7“Combined System Implementation” means, as applicable, an implementation of the Combined System, involving the integration of Tandem’s Mobi insulin pump with DexCom’s G6® CGM device, the integration of Tandem’s t:slim X2™ insulin pump with DexCom’s G7® CGM device, the integration of Tandem’s Mobi insulin pump with DexCom’s G7® CGM device, and the integration of Tandem’s Sigi insulin pump with DexCom’s G7® CGM device, in each case, as developed under this Agreement. The Parties agree that the On-Market t-slim:G6 Implementation, including any improvement thereto, is not a Combined System Implementation. The current architecture for the Combined System Implementations is listed in Exhibit A.

1.8“Commercially Reasonable Efforts” means the carrying out of a Party’s obligations under this Agreement with the exercise of prudent scientific and business judgment and a level of effort and resources consistent with the efforts and resources that the Party who bears the performance obligation, but in any event at least the level of effort and resources of a similarly-sized comparable Third Party in the CGM or insulin delivery device industry, as applicable, would employ for products of similar strategic importance and commercial value that result from its own research efforts.

1.9“Committee” means any of the Development Working Team, Commercial Working Team, Joint Steering Committee and any subordinate committee appointed by such Working Teams or the Joint Steering Committee.

1.10“Communication Protocol” means a DexCom communication protocol that permits a DexCom CGM-Enabled Tandem Display Device to identify, receive and display DexCom CGM Data and to control the DexCom CGM Transmitter, which communication protocol will be developed by or on behalf of DexCom under the Development Plan, as may be amended or updated by DexCom from time to time in accordance with the Development Plan.

1.11“Development Plan” means the written plan setting forth the activities and related obligations to be performed by the Parties with respect to the development and validation of the Combined System Implementations with respect to DexCom’s G6® and G7® CGM devices, as such plan may be updated from time to time by the Development Working Team as set forth below, including the following:

1.11.1Applicable specifications;

1.11.2Applicable deliverables;

1.11.3Assigned key personnel (which for clarity shall be for informational purposes only and each Party shall be free to change its key personnel at any time);

1.11.4Applicable development milestones;

1.11.5Applicable Regulatory Approvals; and

1.11.6Any other matters related to the development of the Combined System Implementations that the Development Working Team deems material.

1.12“DexCom CGM App” means any software (including any software application) of DexCom or its Affiliates designed to gather DexCom CGM Data in connection with a Combined System, which may include ***, depending on the configuration of such Combined System, as described in more detail in the Development Plan.

1.13“DexCom CGM Data” means the continuous glucose monitoring data displayed on the receiver or other display device connected to a DexCom System (in each case solely to the extent such DexCom System is used as part of a Combined System in accordance with this Agreement or the Commercialization Agreement), as set forth in more detail in Exhibit B to the Commercialization Agreement. For clarity, DexCom CGM Data excludes any raw CGM sensor data.

1.14“DexCom CGM Device” means DexCom’s CGM devices known as DexCom G6® and DexCom G7®, including any Minor Release thereof.

1.15“DexCom CGM-Enabled Tandem Display Device” means a Tandem Display Device comprising a receiver or other component of the Tandem Insulin Delivery Device configured to identify, Process and/or display DexCom CGM Data from a DexCom CGM Transmitter and control the DexCom CGM Transmitter, as described in more detail in the Development Plan. A DexCom CGM-Enabled Tandem Display Device will be independently developed by Tandem and is not, and will not be, a component of any DexCom System.

1.16“DexCom CGM Transmitter” means the transmitter component of the DexCom System (which may be a standalone DexCom transmitter that operably couples to the DexCom Sensor or an embedded component of a DexCom Sensor) that is configured to transmit DexCom CGM Data from a DexCom Sensor to any receiver adapted to identify, receive, and display such information, and is also controlled from an authenticated receiver and the DexCom CGM App.

1.17“DexCom Sensor” means the component of a DexCom System comprising a continuous glucose monitoring electrode sensor, adapted to (i) penetrate the patient’s skin to come into contact with the patient’s interstitial fluid, (ii) measure interstitial fluid glucose level, and (iii) be operably coupled to a DexCom CGM Transmitter to communicate the blood glucose value as measured by such sensor, to a separate receiver.

1.18“DexCom System” means a CGM system comprised of a DexCom CGM Device and one or more DexCom CGM Apps, as described in more detail in the Development Plan.

1.19“EMA” means the European Medicines Agency or any successor agency thereto.

1.20“EU” means those countries that are members of the European Union as of the date on which the relevant determination is being made.

1.21“FDA” means the United States Food and Drug Administration or any successor agency thereto.

1.22“Governmental Authority” means any (i) international, regional, national, federal, state, or local government entity, authority, agency, instrumentality, court, tribunal, regulatory commission or other body, either foreign or domestic, whether legislative, judicial, administrative or executive; or (ii) arbitrator to whom a dispute has been presented under government rule or by agreement of the Parties with an interest in such dispute.

1.23“Intellectual Property” means (collectively): any copyright, patent or patent application (including any foreign counterparts of any of the foregoing, as well as all continuations, continuations-in-part, divisionals, reissues, reexaminations, and all renewals and extensions thereof, regardless of whether such rights arise under the laws of the United States or any other state, country or jurisdiction), inventions, trade secrets, methods, know-how, technology, information, data and results (including pharmacological, biological, chemical, biochemical, toxicological, and clinical test data and results), software, algorithms, rights of publicity, authors’ rights, goodwill and all other intellectual property rights as may exist now and/or hereafter come into existence. Intellectual Property shall include Software and Copyrights, but shall exclude all Trademarks.

1.24“Internal Compliance Policies” means a Party’s internal policies and procedures intended to ensure that a Party complies with Applicable Laws, Party-Specific Regulations, and such Party’s internal ethical, medical and similar standards.

1.25“Major Release” means a new generation of a product (e.g., in the case of the DexCom System, G7® as compared to G6®) that adds material features and functionality improving overall performance, efficiency and/or usability, and designated by the provider as a replacement for a prior generation, excluding for clarity any Minor Release.

1.26“Minor Release” means an intra-generational product release adding functionality in a backwards-compatible manner, or a patch version for such product making backwards-compatible bug fixes.

1.27“Party-Specific Regulations” means all judgments, decrees, orders or similar decisions issued by any Governmental Authority specific to a Party, and all consent decrees, corporate integrity agreements, or other agreements or undertakings of any kind by a Party with any Governmental Authority, in each case as the same may be in effect from time to time and applicable to a Party’s activities contemplated by this Agreement.

1.28“Personal Data” means any information or set of information relating to an identified or identifiable individual Processed by either Party through a Combined System or provided or shared by or on behalf of one Party to the other Party under this Agreement, regardless of the medium in which such information is displayed or contained, which shall include (a) all information that identifies that individual or could reasonably be used to identify such individual, (b) all “personal information,” “personal data,” and/or “protected health information” under applicable Privacy Laws (including, as applicable, HIPAA, CCPA, GDPR, and APPI), and (c) all information to which any applicable Privacy Laws apply and shall, at a minimum, include any information which relates to an identified or identifiable natural person.

1.29“PMA” means premarket approval.

1.30“Privacy Laws” means all applicable foreign, federal, state, and local laws and regulations governing the Processing, sharing, safeguarding, security, disclosure or transfer of Personal Data (including electronic transaction sets, medical code sets, provider identifier, employer identifier, and patient identifier), as amended from time to time, including, as applicable, (i) HIPAA and the HITECH Act and all amendments to and further regulations of HIPAA and the HITECH Act, (ii) the EU General Data Protection Regulation 2016/679 (“GDPR”), (iii) California Consumer Privacy Act (“CCPA”), (iv) Japan’s Act on the Protection of Personal Information (“APPI”), and (v) the CAN-SPAM Act, Canada’s Anti-Spam Legislation and other laws or regulations governing telemarketing, including any such laws or regulations prohibiting unsolicited telephone calls to persons or entities listed on “Do Not Call” registries or similar lists or prohibiting unsolicited e-mails, spam or faxes to any person.

1.31“Processing” (including “Process” and “Processed”) means any operation or set of operations that is performed on Personal Data, DexCom CGM Data or Tandem Insulin Data, within an entity that maintains such information, including receipt, use, collection, recording, maintaining, organization, storage, adaptation, modification, retrieval, consultation, retention, alteration, dissemination, transmission, access, transfer, combination, erasure, destruction, deidentification, or pseudonymization. Processing does not include the release, transfer, provision of, access to, or divulging in any other manner of Personal Data outside the Party maintaining such information (and its Affiliates) and not to the other Party or its Affiliates.

1.32“Regulatory Approval” means, with respect to a country, any and all classifications, clearances, approvals, licenses, registrations or authorizations of any Regulatory Authority necessary to commercially distribute, sell or market a product in such country, including, as may be applicable, PMA, a premarket notification (510(k)) or a de novo application in the United States or analogous clearance or approval in other jurisdictions, including a CE marking approval in the EU; ***.

1.33“Regulatory Authority” means the FDA, the EMA or any supranational, national or local agency, authority, department, inspectorate, ministry official, parliament or public or statutory person of any government of any country, including a notified body, having jurisdiction over any of the activities contemplated by this Agreement or the Parties, or any successor bodies thereto.

1.34“Regulatory Documentation” means all (i) applications, registrations, licenses, authorizations and approvals (including Regulatory Approvals); and (ii) correspondence, reports and other submissions submitted to or received from Regulatory Authorities and all supporting documents with respect thereto, including all adverse event files and complaint files.

1.35“Representatives” means a Party’s and its Affiliates’ employees, officers, directors, consultants and legal, technical and business advisors.

1.36“Software and Copyrights” means software, code, works of authorship and copyrightable subject matter.

1.37“System” means, (i) with respect to DexCom, the DexCom System as used in a Combined System, and (ii) with respect to Tandem, the Tandem System as used in a Combined System.

1.38“Tandem Development Tools” means those application program interfaces and developer tools that Tandem provides or otherwise makes available to DexCom for use in connection with the Development Plan.

1.39“Tandem Diabetes Management App” means any diabetes management software (including any software application), of Tandem or its Affiliates for use in connection with the Tandem Insulin Delivery Device, and associated data management software, which may include ***, depending on the configuration of such Combined System, as described in more detail in the Development Plan.

1.40“Tandem Display Device” means a device used in connection with, or as a component of, the Tandem Insulin Delivery Device that communicates with and controls (fully or partially) the Tandem Insulin Delivery Device and which also Processes data related to the Tandem System.

1.41“Tandem Insulin Data” means any insulin data generated by a Tandem System (solely to the extent such Tandem System is used as part of a Combined System in accordance with this Agreement or the Commercialization Agreement) and made available to DexCom through the Tandem Partner CID, as set forth in more detail in Exhibit D to the Commercialization Agreement. For clarity, Tandem Insulin Data does not include any data not specified in the Tandem Partner CID.

1.42“Tandem Insulin Delivery Device” means Tandem’s pump products known as t:slim X2™, Mobi and Sigi, with or without a dedicated controller, including any Minor Release thereof.

1.43“Tandem Partner CID” means the communication interface description (“CID”) that defines the messaging protocol used to allow the Tandem System to communicate *** Data to a DexCom CGM App.

1.44“Tandem Partner CID Documentation” means written documentation, including any specifications, provided by or on behalf of Tandem to DexCom, sufficient to allow DexCom to build code such that

*** Data may be transferred into a DexCom CGM App from the Tandem System when a User uses the Tandem Partner CID.

1.45“Tandem System” means a subcutaneous infusion system comprised of a Tandem Insulin Delivery Device, a Tandem Display Device and one or more Tandem Diabetes Management Apps, as described in more detail in the Development Plan.

1.46“Third Party” means any entity or person other than DexCom or Tandem or their respective Affiliates.

1.47“Trademarks” means all trade names, trademarks, service marks, logos and trade dress, including applications therefor, and all rights therein and thereto, together with all goodwill associated therewith.

1.48“Transaction Agreements” means, collectively, this Agreement, the Commercialization Agreement and the Quality Agreement.

1.49Additional Definitions. Any capitalized terms not defined in this Agreement have the meaning as defined in the Commercialization Agreement. The following table identifies the location of definitions set forth in various Sections of this Agreement (or, where applicable, the Commercialization Agreement):

Defined Term	Section Reference
***	***
***	***
“Agreement”	Preamble to this Agreement
***	***
“Alliance Manager”	Section 2.7
“Anti-Corruption Laws”	Commercialization Agreement
***	***
***	***
“Combined System Infringement Action”	Section 7.4
“Commercial Working Team”	Commercialization Agreement
“Commercialization Agreement”	Recitals to this Agreement
“Commercialization Plan”	Commercialization Agreement
***	***
“Confidential Information”	Section 6.1
“Development Working Team”	Section 2.3.1
“DexCom”	Preamble to this Agreement
“DexCom Indemnitees”	Section 7.2
***	***
“Disclosing Party”	Section 6.1
***	***
“G4 Development Agreement”	Recitals to this Agreement
“G5 Development Agreement”	Recitals to this Agreement
“Indemnitee”	Section 7.6
“Indemnitor”	Section 7.6
“Joint Steering Committee”	Section 2.4.1
“Legacy Development Agreements”	Recitals to this Agreement
“Losses”	Section 7.1

“Notifying Party”	Section 8.2.1
“On-Market t-slim:G6 Implementation”	Recitals to this Agreement
“Original G6 Development Agreement”	Recitals to this Agreement
“Original Effective Date”	Preamble to this Agreement.
“Party” and “Parties”	Preamble to this Agreement
***	***
“Publication”	Section 6.7
“Quality Agreement”	Commercialization Agreement
“Receiving Party”	Section 6.1
“Relevant DexCom Regulatory Meetings”	Section 4.2.4
“Relevant Tandem Regulatory Meetings”	Section 4.1.2
“Tandem”	Preamble to this Agreement
“Tandem Indemnitees”	Section 7.1
“Term”	Section 8.1
“Termination Support Services”	Section 8.6.3
“TypeZero License Agreement”	Section 3.1.2

2.DEVELOPMENT, DEVELOPMENT WORKING TEAM, JOINT STEERING COMMITTEE, AND PARTY RESPONSIBILITIES

2.1Development Generally. Following the Original Effective Date, the Parties (through the Development Working Team) jointly developed and agreed on the Development Plan. Each Party shall use Commercially Reasonable Efforts to perform its designated responsibilities and work under the Development Plan; provided, that each Party acknowledges that there is no guarantee of any successful results from the performance of such Development Plan.

2.2Conduct of Development Plan; Compliance with Law. The Parties shall conduct the Development Plan, or cause the same to be done, (i) using reasonable and customary good scientific practices and in accordance with all Applicable Laws, the provisions of this Agreement (including the Development Plan), and (ii) in accordance with, in the case of Tandem, Tandem’s Internal Compliance Policies, and in the case of DexCom, DexCom’s Internal Compliance Policies, to the extent such Internal Compliance Policies do not conflict with the Applicable Laws.

2.3Development Working Team.

2.3.1The Parties shall establish a management team for the implementation of the Development Plan that shall be comprised of *** for each Party (“Development Working Team”) (who shall be employees of the appointing Party (or its Affiliate) and at least one of which shall be a member of the Joint Steering Committee). Each Party may replace its Development Working Team members at any time by notice to the other Party.

2.3.2In accordance with the provisions and objectives of this Agreement and the Development Plan, the Development Working Team shall, subject to Section 2.5:

(i)develop, review and approve the Development Plan;

(ii)oversee, coordinate and manage the Parties’ activities under, and implementation of, the Development Plan;

(iii)ensure communication between the Parties concerning the implementation, status and results of the Development Plan;

(iv)exercise decision-making authority over all Development Plan activities in accordance with this Section 2.3 and make all such decisions and take all such other actions as are delegated to it in this Agreement;

(v)review and approve updates or amendments to the Development Plan as the Development Working Team determines is appropriate for the Parties to achieve the Development Plan objectives;

(vi)coordinate continuous improvement and technology upgrades for the Combined System Implementations with the Commercial Working Team; and

(vii)perform such other functions as are appropriate to further the purposes of this Agreement as mutually determined in writing by the Parties.

2.3.3The Development Working Team shall meet as needed but not less than ***, except as may otherwise be agreed in writing by the Parties. Development Working Team meetings shall be held at times and places or in such form, such as by telephone or video conference, as the Development Working Team determines, except that in-person meetings of the Development Working Team will alternate between the Parties’ offices, unless otherwise agreed in writing by the Parties. Any Development Working Team member may designate by notice to the other members (which may be provided by e-mail) a qualified Representative of its Party as a substitute to attend and perform the functions of that Development Working Team member at any Development Working Team meeting that such member cannot attend.

2.3.4The Development Working Team shall appoint one (1) of the Development Working Team members to act as the initial Development Working Team chairperson during such period as the Development Working Team shall designate. At the end of each such designated period during the Term, the Parties shall alternate in appointing the chairperson for the next such defined period. When the Development Working Team *** chairperson cannot attend a Development Working Team meeting, the other member having been previously designated by the same Party shall serve as the temporary Development Working Team chairperson for such meeting, unless neither of such Party’s designated Development Working Team members can attend, in which case a qualified substitute designated by the Development Working Team chairperson for such purpose shall serve as the temporary Development Working Team chairperson for such meeting.

2.3.5The Development Working Team chairperson shall be responsible for:

(i)calling and presiding over each Development Working Team meeting during his or her tenure as chairperson;

(ii)preparing and circulating the agenda for each such meeting; and

(iii)preparing draft minutes of each such meeting and providing a copy of the draft minutes to each Development Working Team member within *** after each such meeting for approval, which shall be deemed to have been given unless the Development Working Team member objects within *** after receipt of the draft minutes.

2.3.6Each Party shall collectively have one (1) vote in any matter requiring the Development Working Team’s action or approval. All Development Working Team decisions shall be unanimous and no Development Working Team vote may be taken unless at least one Development Working Team member of each Party (or properly designated substitute) is present. The Development Working Team shall make all decisions and take other actions in good faith and with due care, after consideration of the information that is reasonably available to it, with the intention that the resulting decision or action shall maintain or increase the likelihood that the Parties will achieve the purposes and goals of the Development Plan.

2.3.7If the Development Working Team cannot reach a unanimous decision on any matter within its authority at a scheduled Development Working Team meeting or within *** thereafter, then either Party may, by notice to the other Party, refer such matter to the Joint Steering Committee for resolution by good faith discussions for a period of at least ***. In the event that the Joint Steering Committee is unable to reach agreement with respect to such matter within such ***, then the following shall apply:

(i)DexCom shall have the final decision-making authority with respect to (A) the technical specifications for the DexCom System and the Communication Protocol; provided, that such technical specifications are consistent with the general Combined System Implementation features and functionality set forth in the Development Plan and (B) DexCom’s day-to-day implementation of its responsibilities under the Development Plan; and

(ii)Tandem shall have the final decision-making authority with respect to (A) the technical specifications for the Tandem System; provided, that such technical specifications are consistent with the general Combined System Implementation features and functionality set forth in the Development Plan and (B) Tandem’s day-to-day implementation of its responsibilities under the Development Plan;

Provided, further, that neither Party may exercise its final decision-making authority in a manner that (A) goes beyond the JSC’s authority, as limited by Section 2.5, (B) would unilaterally impose any additional or different obligation on the other Party (including for the other Party to incur or share any additional cost), (C) would cause a Party to assume additional regulatory responsibilities, including reporting requirements or (D) would require changes to quality management practices.

2.3.8The Development Working Team shall keep each Party fully informed of the status and progress of the Development Plan. Except as otherwise provided in this Agreement or in the Development Plan, the Parties will make available and disclose to one another all results of material work conducted pursuant to the Development Plan in the prior period at least *** days prior to and in preparation for the Development Working Team meetings, and in any particular form and format, that is designated by the Development Working Team. For avoidance of doubt, the Parties are under no obligation to disclose information relating to any other research efforts not related to the Development Plan.

2.4Joint Steering Committee.

2.4.1The Parties shall establish a committee for oversight of the development and commercialization of the Combined Systems developed under this Agreement and the Original G6 Development Agreement that shall be comprised of two (2) employees of DexCom (or any of DexCom’s Affiliates) and two (2) employees of Tandem (or any of Tandem’s Affiliates) (“Joint Steering Committee”). Each Party may replace its Joint Steering Committee members at any time by notice to the other Party.

2.4.2In accordance with the provisions and objectives of this Agreement, the Joint Steering Committee shall, subject to Section 2.5:

(i)Establish strategic objectives and general direction for the Development Working Team and Commercial Working Team and the Combined System Implementations;

(ii)monitor each Party’s performance, progress and results with respect to the Development Plan and Commercialization Plan;

(iii)appoint and oversee additional subordinate committees or working groups responsible for certain specific matters (e.g., an intellectual property committee, information security committee, etc.), as and to the extent necessary and appropriate;

(iv)decide on changes to Agreed Markets under a Commercialization Plan as proposed by the Commercial Working Team;

(v)resolve disputes referred to it by either the Development Working Team or the Commercial Working Team; and

(vi)perform such other functions as are appropriate to further the purposes of this Agreement as mutually determined in writing by the Parties.

2.4.3The Joint Steering Committee shall meet as needed but not less than ***, except as may otherwise be agreed in writing by the Parties. Joint Steering Committee meetings shall be held at times and places or in such form, such as by telephone or video conference, as the Joint Steering Committee determines, except that in-person meetings of the Joint Steering Committee will alternate between the Parties’ offices, unless otherwise agreed in writing by the Parties. Any Joint Steering Committee member may designate a qualified Representative of its Party as a substitute to attend and perform the functions of that Joint Steering Committee member at any Joint Steering Committee meeting.

2.4.4Subject to such persons being bound by written agreement(s) or other legally enforceable obligations concerning confidentiality and proper assignment of Intellectual Property under the Development Plan consistent with the terms of this Agreement, each Party may invite additional Representatives to attend Joint Steering Committee meetings to make presentations, without any voting authority, on written notice to the other Party’s members of the Joint Steering Committee (including notice sent via e-mail) before the Joint Steering Committee meeting that the Representative will attend.

2.4.5Each Party shall collectively have one (1) vote in any matter requiring the Joint Steering Committee action or approval. All Joint Steering Committee decisions shall be unanimous and no Joint Steering Committee vote may be taken unless at least one Joint Steering Committee member of each Party (or properly designated substitute) is present. The Joint Steering Committee shall make all decisions and take other actions in good faith and with due care, after consideration of the information that is reasonably available to it.

2.4.6If the Joint Steering Committee cannot reach a unanimous decision on any matter within its authority at a scheduled Joint Steering Committee, meeting or within *** thereafter, then the matter shall be resolved in accordance with Section 2.3.7 of this Agreement if the dispute relates to the Development Plan (or activities thereunder or related thereto), or Section 2.3.7 of the Commercialization Agreement if the dispute relates to the Commercialization Plan (or activities thereunder or related under), or if not subject to dispute resolution in accordance with either of such Sections, then the status quo shall be maintained until a unanimous decision can be reached.

2.5Governance Limitations. Each of the Joint Steering Committee and the Development Working Team has only the powers specifically delegated to it by this Agreement (or with respect to the Joint Steering Committee, the Commercialization Agreement) and has no authority to act on behalf of any Party in connection with any Third Party. Without limiting the foregoing, and notwithstanding anything in this Agreement to the contrary, neither the Joint Steering Committee nor the Development Working Team has any authority to, and shall not purport to or attempt to:

(i)amend this Agreement or any other Transaction Agreement;

(ii)approve or take any action that would breach or conflict with any provision of this Agreement or of any other Transaction Agreement;

(iii)negotiate agreements on behalf of any Party;

(iv)make representations or warranties on behalf of any Party;

(v)determine compliance or non-compliance with any provision of this Agreement or of any other Transaction Agreement; provided, that the Joint Steering Committee shall have the right to discuss any such non-compliance;

(vi)waive any rights of any Party;

(vii)extend credit on behalf of any Party; or

(viii)take or grant licenses of, transfer ownership or otherwise encumber Intellectual Property on behalf of any Party.

2.6Governance ***. Each Party shall *** of its respective Joint Steering Committee and Development Working Team members, and their designated substitutes, related to their participation on the Joint Steering Committee and Development Working Team and attendance at Joint Steering Committee and Development Working Team meetings.

2.7Alliance Managers. Each of Tandem and DexCom shall appoint one (1) Representative who possesses a general understanding of development and commercialization issues to act as its alliance manager (each, an “Alliance Manager”). Each of Tandem and DexCom may change its designated Alliance Manager from time to time upon written notice to the other Party. Any Alliance Manager may designate another Representative of its Party as a substitute to temporarily perform the functions of that Alliance Manager upon written notice to the other Party’s Alliance Manager. The Alliance Managers shall attend all meetings of the Joint Steering Committee, Development Working Team and Commercial Working Team (and each Alliance Manager may attend any other Committee meetings that he or she desires to attend) as non-voting participants and support the Committee members in the discharge of their responsibilities.

2.7.1Responsibilities. In accordance with, and without limiting the terms of this Agreement and the Commercialization Agreement, each Alliance Manager shall:

(i)identify and bring disagreements and issues that may result in disputes (including any asserted occurrence of a material breach by a Party) to the attention of the Joint Steering Committee, Development Working Team and/or Commercial Working Team, as applicable, in a timely manner, and function as the point of first referral in all matters of conflict resolution;

(ii)provide a single point of communication for seeking consensus both internally within the Parties’ respective organizations and between the Parties;

(iii)plan and coordinate cooperative efforts, internal communications and external communications between the Parties with respect to this Agreement and the Commercialization Agreement; and

(iv)take responsibility for ensuring that meetings and the production of meeting agendas and minutes occur as set forth in this Agreement and the Commercialization Agreement, and that relevant action items resulting from such meetings are appropriately carried out or otherwise addressed.

The Alliance Managers shall jointly be responsible for:

(A)calling each Joint Steering Committee meeting;
(B)preparing and circulating the agenda for each Joint Steering Committee meeting; and
(C)preparing draft minutes of each Joint Steering Committee meeting and providing a copy of the draft minutes to each Joint Steering Committee member within *** after each such meeting for approval, which shall be deemed to have been given unless any Joint Steering Committee member objects within

*** after receipt of the draft minutes. The Parties shall work in good faith to promptly resolve any dispute regarding such draft minutes.

2.8Tandem’s Development Related Responsibilities. Unless otherwise determined by the Development Working Team, or stated otherwise in the Development Plan, Tandem shall:

2.8.1be solely responsible for all design and development activities associated with the development of the DexCom CGM-Enabled Tandem Display Devices and Tandem Diabetes Management Apps;

2.8.2commit personnel and resources and formulate a plan to achieve the milestones set forth in the Development Plan. For the avoidance of doubt, such personnel may work on projects not related to the Combined System Implementations, provided they use Commercially Reasonable Efforts to achieve the milestones set forth in the Development Plan;

2.8.3use Commercially Reasonable Efforts in the design and development of the Combined System Implementations to give such Combined Systems the ability to: (1) *** (2) ***, in compliance with all Privacy Laws, and (3) operate using commercially reasonable cybersecurity measures.

2.9DexCom Development Related Responsibilities. Unless otherwise determined by the Development Working Team, or stated otherwise in the Development Plan, DexCom shall:

2.9.1be solely responsible for the design and development of the DexCom CGM Devices and DexCom CGM Apps;

2.9.2commit personnel and resources and formulate a plan to achieve the milestones set forth in the Development Plan. For the avoidance of doubt, such personnel may work on projects not related to the Combined System Implementations, provided they use Commercially Reasonable Efforts to achieve the milestones set forth in the Development Plan;

2.9.3use Commercially Reasonable Efforts to support the integration of DexCom CGM Data into the Combined System Implementations in accordance with the Development Plan; and

2.9.4use Commercially Reasonable Efforts in the design and development of the Combined System Implementations to give such Combined Systems the ability to operate using commercially reasonable cybersecurity measures and in compliance with all Privacy Laws.

2.10Costs. Unless otherwise mutually agreed by the Parties in the Development Plan, ***.

2.11Clinical Studies.

2.11.1Subject to this Section 2.11.1 and Section 2.11.2, Tandem shall have the sole right to (a) determine, in its sole discretion, the need for any Clinical Studies for the Combined System Implementations to the extent necessary or reasonably useful to obtain or maintain Regulatory Approval for such Combined System Implementations, and (b) to conduct, support or sponsor such Clinical Studies, provided that, in each instance in which Tandem conducts or is the sponsor (from a regulatory perspective) of any such Clinical Trial, ***. Tandem shall keep DexCom reasonably informed of Clinical Studies conducted, supported or sponsored by Tandem through regular updates to the JSC, which updates shall (i) address the nature, anticipated timing and progress with each such Clinical Study, and (ii) identify any and all contract research organizations engaged by or on behalf of Tandem to provide services in connection with such Clinical Study, and with respect to any Clinical Study sponsored by Tandem, Tandem shall consider in good faith any input timely received from DexCom. Without limiting the foregoing, Tandem shall ***. Upon request, DexCom will (i) provide reasonable assistance and reasonably cooperate with Tandem to ***, and (ii) ***. Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Agreements, any and all non-public information provided by DexCom to Tandem relating to (A) *** or (B) the *** constitute Confidential Information and trade secrets of DexCom, and shall be subject to the provisions of Section 6.

2.11.2In no event shall a Party conduct any Clinical Studies that ***.

2.11.3For clarity, nothing in this Agreement or the Commercialization Agreement shall prevent Tandem, as the sponsor of a Clinical Study hereunder, from undertaking in good faith any exigent action that it reasonably believes it is required to undertake as such sponsor to protect the safety of study subjects, to protect the integrity of study data or to comply with Applicable Laws.

2.12Version Support. Beginning on the date of the first Regulatory Approval of each Combined System Implementation, each Party agrees, for the Term, to use Commercially Reasonable Efforts to conduct and support continuous development of such Combined System Implementation with respect to any Minor Release or Major Release of its System or component thereof, as set forth herein, ***.

2.13DexCom Discontinuation. Notwithstanding Section 2.12, DexCom may, in its sole discretion,

(i)***;

(ii)discontinue its support of the then-current DexCom CGM Device (a) in *** subsequent to *** or (b) in *** any time commencing ***; and

(iii)*** DexCom CGM Device *** at any time commencing *** after ***.

3.INTELLECTUAL PROPERTY OWNERSHIP AND LICENSES

3.1Intellectual Property Ownership.

3.1.1Except as set forth in Section 3.2 or as otherwise expressly set forth in herein, this Agreement does not comprise an assignment or license of any Intellectual Property by either Party to the other.

3.1.2As between the Parties, DexCom (and/or its Affiliates) will solely own and retain all rights, title and interest to any Intellectual Property owned or Controlled by DexCom (and/or its Affiliates) as of the Original Effective Date or developed or acquired by DexCom (and/or its Affiliates) during the Term independently from this Agreement and the Commercialization Agreement or developed solely by or on behalf of DexCom (and/or its Affiliates) pursuant to this Agreement or the Commercialization Agreement, including for clarity any such Intellectual Property related to the Communication Protocol. As between the Parties, Tandem (and/or its Affiliates) will own and retain all rights, title and interest to any Intellectual Property owned or Controlled by Tandem (and/or its Affiliates) as of the Original Effective Date or developed or acquired by Tandem (and/or its Affiliates) during the Term independently from this Agreement and the Commercialization Agreement or solely developed by or on behalf of Tandem (and/or its Affiliates) pursuant to this Agreement or the Commercialization Agreement, including for clarity any such Intellectual Property related to the Tandem Partner CID or any Tandem Development Tool. This Agreement does not amend or modify the terms of the License Agreement between TypeZero Technologies LLC and Tandem dated July 14, 2016, as amended (the “TypeZero License Agreement”).

3.1.3The Parties do not intend for there to be any “joint inventions” under this Agreement. Notwithstanding the foregoing, to the extent any Intellectual Property is developed by employees or contractors of DexCom or its Affiliates jointly with employees or contractors of Tandem or its Affiliates in the course of their performance under this Agreement or the Commercialization Agreement, (i) such Intellectual Property shall be deemed to be both Parties’ Confidential Information, such that each Party shall be deemed to be a Receiving Party with respect thereto; (ii) the Parties will jointly own such Intellectual Property, and each Party shall have the right to exploit such jointly owned Intellectual Property and freely grant licenses to Affiliates or Third Parties under its interest therein without the consent of or accounting to, the other Party, subject to Section 6; and (iii) at either

Party’s request, the Parties shall discuss in good faith whether and where to file any patent applications covering such jointly owned Intellectual Property.

3.2DexCom Granted Licenses in Intellectual Property.

3.2.1License Grant. Subject to the terms and conditions in this Agreement and any other applicable Transaction Agreement, DexCom hereby grants Tandem ***, non-exclusive license to use the Communication Protocol solely for the purpose of developing and commercializing each DexCom CGM-Enabled Tandem Display Device for use as part of a Combined System Implementation, including the right to make, have made, use, sell, offer to sell, have sold and import such DexCom CGM-Enabled Tandem Display Devices.

3.2.2Limitations on Use. Tandem agrees not to distribute, license, sublicense or otherwise transfer the Communication Protocol to any Third Party other than, subject to Section 10.2, subcontractors that have entered into written agreements (or are otherwise subject to legally enforceable obligations) (i) whereby all ownership rights in any Intellectual Property made or developed through such distribution, license, sublicense or transfer will be duly vested in Tandem (or its Affiliate); and (ii) containing obligations of nonuse and nondisclosure of Confidential Information consistent with the terms of this Agreement. Tandem shall have no right, under this Agreement to intercept, propagate, reverse engineer, disassemble, de-encrypt, or derive the source code for the software or bios included in any DexCom System, or any proprietary component thereof. Tandem is not granted any right to raw sensor data received or generated by any DexCom System and/or used by the DexCom System to produce the DexCom CGM Data or any other output beyond the data made available through the Communication Protocol, and will not try to derive, de-encrypt or intercept any of such data. Tandem shall not access or use any information within the DexCom System other than as set forth in this Agreement.

3.3Tandem Granted Licenses in Intellectual Property.

3.3.1License Grant. Subject to the terms and conditions in this Agreement and any other applicable Transaction Agreement, Tandem hereby grants DexCom a *** non-exclusive license to use the Tandem Partner CID Documentation, Tandem Partner CID and Tandem Development Tools solely for the purpose of accessing Tandem Insulin Data in accordance with the Combined System Implementations contemplated by the Development Plan.

3.3.2Limitations on Use. DexCom agrees not to distribute, license, sublicense or otherwise transfer the Tandem Partner CID Documentation, Tandem Partner CID or any Tandem Development Tool to any Third Party other than, subject to Section 10.2, subcontractors that have entered into written agreements (or are otherwise subject to legally enforceable obligations) (i) whereby all ownership rights in any Intellectual Property made or developed through such distribution, license, sublicense or transfer will be duly vested in DexCom (or its Affiliate); and (ii) containing obligations of nonuse and nondisclosure of Confidential Information consistent with the terms of this Agreement. DexCom shall have no right under this Agreement to intercept, propagate, reverse engineer, disassemble, de-encrypt, or derive the source code for the software or bios included in any Tandem System, or any proprietary component thereof. DexCom is not granted any right to any data within the Tandem System beyond the data made available through the Tandem Partner CID, and will not try to derive, de-encrypt or intercept any of such data. DexCom shall not access or use any information within the Tandem System other than as set forth in this Agreement.

3.3.3Agreements with Representatives. Each Party shall ensure that each Representative involved in any way with the development of the Combined System Implementations, including such Party’s Alliance Manager and appointed members of the Joint Steering Committee and the Development Working Group, shall have entered into written agreements (or are otherwise subject to legally enforceable obligations) (i) whereby all ownership rights in any Intellectual Property made or developed by them under the Development Plan will be duly vested in such Party (or its Affiliate); and (ii) containing obligations of nonuse and nondisclosure of Confidential Information consistent with the terms of this Agreement.

3.3.4Representations Regarding Licensed Intellectual Property. DexCom represents and warrants to Tandem that DexCom has the right to provide the Communication Protocol to Tandem for Tandem’s use in accordance with the terms of this Agreement. Tandem represents and warrants to DexCom that Tandem has the right to provide the Tandem Partner CID, Tandem Partner CID Documentation, and Tandem Development Tools to DexCom for DexCom’s use in accordance with the terms of this Agreement. Except as otherwise provided in this Agreement, all rights granted under this Section 3 are granted “as is” with no representations or warranties made regarding the validity, utility or performance of any Intellectual Property licensed hereunder.

3.4All Rights Retained. Except as expressly set forth in this Agreement and any other applicable Transaction Agreement, neither Party grants to the other Party under this Agreement or any other applicable Transaction Agreement any rights or license in or to any Intellectual Property owned or Controlled by such Party or any of its Affiliates, whether by implication, estoppel, or otherwise.

4.REGULATORY MATTERS
4.1Tandem’s Testing and Regulatory Responsibilities.

4.1.1Tandem will be responsible for performing and leading all regulatory testing and related tasks, including all Clinical Studies and all regulatory filings, for Combined System Implementations, including, as applicable the Tandem Diabetes Management Apps, but excluding DexCom CGM Apps, including all necessary related translations and all Clinical Studies required for all Regulatory Approvals, for the Combined Systems.

4.1.2To the extent permitted by Applicable Laws and by the applicable Regulatory Authority, Tandem will, in the exercise of its commercially reasonable, good faith judgement and in a timely manner (and in any event with at least *** except where not reasonably feasible), *** with relevant Regulatory Authorities as necessary to support Regulatory Approval of the Combined System Implementations that are specific to *** (“Relevant Tandem Regulatory Meetings”). At the request of Tandem, DexCom shall ***. Where reasonably feasible with the Regulatory Authority, Tandem shall *** reasonably in advance of such Relevant Tandem Regulatory Meeting. Tandem will endeavor to ***. Furthermore, in any meeting or teleconference with Regulatory Authorities (or portion thereof) that ***, Tandem shall (i) ***, and (ii) promptly (and in any event within ***) following the Relevant Tandem Regulatory Meeting, (a) *** and (b) ***, to the extent pertaining to ***. As soon as practicable following ***, the Parties shall ***.

4.2DexCom’s Testing and Regulatory Responsibilities.

4.2.1DexCom will be responsible for performing and leading all regulatory testing and related tasks for the DexCom CGM Devices, and the DexCom CGM App, including all necessary related translations, and for the avoidance of doubt, the DexCom System.

4.2.2DexCom will designate personnel to provide reasonable support for Tandem in testing of the Combined System Implementations as related to performance of the DexCom CGM Devices and the DexCom CGM App.

4.2.3Without limiting Section 4.1.2, upon Tandem’s request, DexCom will participate in joint meetings with Tandem with relevant Regulatory Authorities as reasonably necessary to support Regulatory Approval of Combined System Implementations, including, as applicable the Tandem Diabetes Management Apps, but excluding DexCom CGM Apps.

4.2.4To the extent permitted by Applicable Laws and by the applicable Regulatory Authority, DexCom will, in the exercise of its commercially reasonable, good faith judgement and in a timely manner (and in any event with at least *** prior notice to Tandem except where not reasonably feasible), *** any and all meetings and teleconferences with DexCom with relevant Regulatory Authorities as necessary to support Regulatory Approval of the Combined Systems that are specific to *** (“Relevant DexCom Regulatory Meetings”). At the request of DexCom, Tandem shall ***. Where reasonably feasible with the Regulatory Authority, DexCom shall *** reasonably in advance of such Relevant DexCom Regulatory Meeting. DexCom will endeavor to ***.

Furthermore, in any meeting or teleconference with Regulatory Authorities (or portion thereof) that ***, DexCom shall (i)***, and (ii) promptly (and in any event within ***) following the Relevant DexCom Regulatory Meeting, (a) *** and (b) ***, to the extent pertaining to ***. As soon as practicable following ***, the Parties shall ***.

4.3Right to Reference. Each Party hereby has the right to cross reference, refer to, rely on, file, incorporate by reference, or otherwise use any regulatory submission or drug master file controlled by the other Party or its Affiliates (and any data contained therein) for the Combined System Implementations or any component thereof, made in any country in the Agreed Markets (including all Regulatory Approvals); provided, that (i) Tandem’s right to cross-reference, refer to, rely on, file, incorporate by reference or otherwise use shall be limited to doing so in order to support regulatory submissions that Tandem makes under this Agreement or any other Transaction Agreement for the Combined System Implementations in the Agreed Markets and to enable Tandem to fulfill its obligations, or exercise its rights, under this Agreement or any other Transaction Agreement to develop and/or to commercialize the Combined System Implementations in the Agreed Markets, including doing so in order to conduct, support or sponsor Clinical Studies utilizing such DexCom CGM-Enabled Tandem Display Device, and (ii) DexCom’s right to cross-reference, refer to, rely on, file, incorporate by reference or otherwise use shall be limited to doing so in order to support regulatory submissions that DexCom makes under this Agreement or any other Transaction Agreement for the DexCom System for use with the Combined System Implementations in the Agreed Markets. Each Party hereby agrees to promptly provide or have provided to the applicable Regulatory Authorities and/or the other Party or its designee a letter of consent to permit such referencing. In any case in which the Regulatory Authority for the applicable jurisdiction requires a Party to have copies of such filings in order to exercise its rights or perform its obligations hereunder, the other Party shall provide such copies to such requesting Party (provided that the requesting Party shall be responsible for any translation costs in connection therewith).

4.4Regulatory Obligations and Expenses. In connection with obtaining or maintaining Regulatory Approvals , interacting with Regulatory Authorities, filing or maintaining Regulatory Documentation, or maintaining regulatory records (in each case in relation to its System or the Combined System Implementations), unless required to comply with Applicable Laws, in no instance shall either Party take any action or omit to take any action that, directly or indirectly, would be reasonably likely to result in the other Party incurring (i) additional responsibilities to Regulatory Authorities or otherwise under Applicable Laws that are not listed or described in the Development Plan or Commercialization Plan, or (ii) additional internal or out- of-pocket expenses (including expenses related to additional reporting obligations) that are not listed or described in the Development Plan or Commercialization Plan, in each case without prior written consent of such other Party; provided, that the foregoing shall not limit either Party’s right to make any Minor Release or Major Release of, on the part of DexCom, any component(s) of the DexCom System, and on the part of Tandem, any component(s) of the Tandem System.

5.REPRESENTATIONS AND WARRANTIES

5.1Each Party hereby represents, warrants and covenants, as applicable, to the other Party that:

(i)it is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation;

(ii)it is duly authorized to execute and deliver this Agreement, the person or persons executing this Agreement on its behalf have been duly authorized to do so by all requisite corporate action, and this Agreement is legally binding upon it and enforceable in accordance with its terms;

(iii)it has full corporate right, power and authority to perform its respective obligations under this Agreement, including the right to grant the rights and licenses granted to the other Party hereunder;

(iv)it will obtain and maintain all licenses, permits and other authorizations necessary to perform its obligations hereunder, and will fully cooperate in obtaining and maintaining any approvals from Regulatory Authorities necessary to implement this Agreement;

(v)it will perform its obligations hereunder in compliance with all Applicable Laws, and it has in place a compliance program and internal policies and procedures for its employees and agents to comply with Applicable Laws (including Anti-Corruption Laws and Privacy Laws) as contemplated by Section 6, including training on such policies and procedures and reporting obligations for non-compliance.

(vi)it has not been:

(A)Debarred by the United States Food and Drug Administration under any provision of the Generic Drug Enforcement Act; or

(B)Excluded by the Office of the Inspector General of the United States Department of Health and Human Services, or by any other authority, from participating in any health care program (such as Medicare or Medicaid) funded by any Governmental Authority.

Each Party agrees that no person who has been debarred or excluded as described above will furnish any of the services or deliverables or perform any obligations on behalf of such Party under this Agreement. Neither Party shall subcontract any performance of this Agreement to any person or entity that is on the Specially Designated Nationals and Blocked Persons List (or any successor program) maintained by the United States Department of the Treasury Office of Foreign Assets Control. Each Party will promptly notify the other Party in writing (with a copy to legal counsel) of any formal actions taken or pending, of which the Party has knowledge, that could reasonably be construed to threaten or to confirm a debarment or exclusion of any person on the lists specified in Section 5.1(vi)(A) or (B).

5.2Disclaimer of Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 5 OR ELSEWHERE IN THIS AGREEMENT, NEITHER TANDEM NOR DEXCOM MAKES ANY REPRESENTATIONS OR WARRANTIES UNDER THIS AGREEMENT, AND EXPRESSLY DISCLAIMS ANY WARRANTIES WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY, OR NON- INFRINGEMENT.

6.CONFIDENTIALITY

6.1Confidential Information. Except as expressly provided in this Agreement or any other Transaction Agreement, during the Term and for ***, except with respect to Confidential Information constituting trade secrets (to the extent identified by the Disclosing Party in writing or to the extent reasonably identifiable as a trade secret based on the nature and content of the disclosure), which such obligations shall not expire, the Party or its Affiliates receiving Confidential Information (the “Receiving Party”) from the Disclosing Party: (i) will maintain the Disclosing Party’s Confidential Information in strict confidence, and protect and safeguard it using at least the same degree of care as it uses to protect the confidentiality of its own confidential information of similar importance, but no less than a commercially reasonable degree of care; (ii) will not publish or otherwise disclose such Confidential Information, except that the Receiving Party may disclose the Disclosing Party’s Confidential Information to its Representatives who have a bona fide need to know such Confidential Information solely for, and only to the extent necessary to pursue, the Purpose, provided that each such Representative is bound by a written agreement with the Receiving Party that contains non-use and confidentiality obligations at least as protective of the Disclosing Party’s Confidential Information as those set forth in this Agreement; and (iii) will not use such Confidential Information for any purpose other than carrying out Receiving Party’s obligations and exercising its rights under this Agreement and any other Transaction Agreement (the “Purpose”). For purposes of this Agreement, “Confidential Information” means any information furnished by or on behalf of a Party or its Affiliates (the “Disclosing Party”) in connection with this Agreement or any other Transaction Agreement (including in connection with the negotiation thereof) or either of the Legacy Development Agreements which is confidential or proprietary to the Disclosing Party, including research and development plans and results; processes; evaluation procedures (including clinical and field testing); manufacturing methods; applications to government authorities; pricing or cost information; construction plans; sales, marketing, and advertising studies and plans; customer lists; computer information and software; special techniques unique to a Party’s business; information subject to a right of privacy in favor of a Third Party; information the Disclosing Party maintains under a system of protection against unauthorized access; and, subject to the rights and obligations with respect to disclosure and use thereof contained in the Transaction Agreements (including any rights that users have therein), the DexCom CGM Data and the Tandem Insulin Data. Notwithstanding the foregoing, the Disclosing Party’s Confidential Information will not include information that the Receiving Party can demonstrate with competent evidence:

6.1.1was already known to the Receiving Party, other than under an obligation of confidentiality, at the time of disclosure;

6.1.2was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

6.1.3became generally available to the public or otherwise part of the public domain after its disclosure hereunder and other than through any act or omission of the Receiving Party in breach of this Agreement; or

6.1.4was subsequently lawfully disclosed to the Receiving Party by a person without breaching a duty of confidentiality or developed by or for the Receiving Party without use of, reliance on, or reference to any Confidential Information of the Disclosing Party.

6.2Permitted Disclosures. Notwithstanding Section 6.1, a Receiving Party may use or disclose the Disclosing Party’s Confidential Information solely to the extent such use or disclosure is reasonably necessary in complying with an order of a court of law, prosecuting or defending litigation, complying with applicable governmental regulations, submitting information to tax or other Governmental Authorities, or conducting Clinical Studies; provided that, subject to Section 6.5, if a Receiving Party is required to make any such disclosure of Confidential Information, it will give the other Party reasonable advanced notice of the disclosure, and use its reasonable efforts to secure confidential treatment of the information prior to its disclosure (whether through protective orders or otherwise).

6.3Unauthorized Disclosure of Confidential Information. If the Receiving Party becomes aware of an unauthorized disclosure of the Disclosing Party’s Confidential Information, then such Receiving Party shall notify the Disclosing Party promptly in writing.

6.4Return of Confidential Information. Following any expiration or termination of this Agreement and all other Transaction Agreements, within *** after receipt of the Disclosing Party’s written request, the Receiving Party will return to the Disclosing Party (where practicable), or, at the Receiving Party’s option, destroy and provide written certification of the destruction of, all tangible materials that contain the Disclosing Party’s Confidential Information, other than such Confidential Information to which the Receiving Party retains a right to use under this Agreement or any other Transaction Agreement. Notwithstanding the foregoing, (i) the Receiving Party may retain one copy of the Disclosing Party’s Confidential Information in the legal files of the Receiving Party for the sole purpose of determining the scope of obligations incurred under this Agreement or as otherwise required by Applicable Laws; (ii) the Receiving Party may retain any electronic copies of the Disclosing Party’s Confidential Information held securely in the Receiving Party’s electronic backup storage in accordance with its established document retention policies and (iii) the Receiving Party may retain the Disclosing Party’s Confidential Information to the extent included in the Receiving Party’s board of director or board committee materials or minutes or actions, quality systems, or regulatory history; subject in each case to the Receiving Party’s continuing confidentiality and non-use obligations under this Agreement with respect to such Confidential Information.

6.5Confidentiality Terms; Confidentiality of Agreement; Press Releases.

6.5.1Except as explicitly permitted under this Section 6.5 or any other Transaction Agreement, neither Party will disclose to any Third Party the terms of this Agreement without the prior written consent of the other Party hereto, except each Party may disclose the terms of this Agreement and any other Transaction Agreement: (i) on a confidential basis to its Representatives, existing or potential investors (provided that such investors are not ***) and others on a need to know basis, in each case under appropriate confidentiality provisions substantially equivalent to those in this Agreement, providing that such Party shall be responsible for any disclosure of information by any of the persons referred to in the preceding sentence in contravention of the terms of this Agreement; or (ii) to the extent necessary to comply with Applicable Laws; provided that the Disclosing Party shall promptly notify the other Party (other than in the case where such disclosure is necessary, in the reasonable opinion of the Disclosing Party’s legal counsel, to comply with Applicable Laws) and allow the other Party a reasonable opportunity to oppose with the Governmental Authority initiating the process and, to the extent allowable by Applicable Laws, to seek limitations on the portion of the Agreement that is required to be disclosed.

6.5.2The Parties shall not issue a press release disclosing the existence of this Agreement or any other Transaction Agreement, any specific term hereof, or any specific transaction contemplated herein unless required by Applicable Laws or as agreed in writing by the Parties. Where such a press release or other public disclosure is so required, no Party shall issue a press release without first giving the other Party reasonable opportunity to review and approve the proposed public disclosure or press release, such approval not to be unreasonably withheld, delayed or conditioned. For clarity, no such review and approval shall be required for any public disclosure or press release that restates information that has been previously approved for public disclosure or that is otherwise in the public domain without a breach of this Agreement or any Transaction Agreement, provided that such information remains accurate in all material respects.

6.6Records. At its own expense, each Party will create and maintain and provide access to upon reasonable request all records that relate to this Agreement and to a Party’s performance under this Agreement (i) to the extent required by this Agreement and Applicable Laws, (ii) sufficient to demonstrate that any and all amounts invoiced to a Party under this Agreement are accurate and proper in both kind and amount; (iii) sufficient to demonstrate the accuracy of reports submitted to either Party under this Agreement; and (iv) sufficient to enable a Party to comply with Applicable Laws and other legal obligations, to the extent that such Party has or reasonably should have knowledge of those Applicable Laws and other legal obligations. Each of the Parties will maintain all such records for the longer of (a) any period prescribed by Applicable Laws or stated expressly in this Agreement, (b) *** after the term of this Agreement.

6.7Publication. If a Party desires to publish or present, whether in writing or by oral presentation, any methods, findings, results, or other matters arising out of the Development Plan that relate specifically to the non-publishing Party’s System or include the non-publishing Party’s Confidential Information (a “Publication”), such Party shall provide the non-publishing Party with ***. The non-publishing Party will have the right during such *** period to ***. If such non-publishing Party does not provide any comments during such period, it shall be ***. In addition, the Publication may be delayed at the non-publishing Party’s written request received during such period for an additional *** if it contains ***. For clarity, this Section 6.7 shall not apply to any further disclosure that has been previously publicly disclosed pursuant to this Section 6.7, provided that further disclosure remains accurate in all material respects.

***

6.8Personal Data; DexCom CGM Data and Tandem Insulin Data. To the extent any Personal Data, DexCom CGM Data and/or Tandem Insulin Data is collected, received or shared by a Party or its Affiliates with or from the other Party or its Affiliates in connection with activities contemplated by this Agreement, the use of such data shall be governed solely by Section 8 of the Commercialization Agreement (and not this Section 6).

7.INDEMNIFICATION AND DEFENSE OF INFRINGEMENT

7.1DexCom will defend and indemnify Tandem, its Affiliates, and each of their respective directors, officers, employees, agents, successors and assigns (collectively, “Tandem Indemnitees”), against all Third Party claims, suits and proceedings, and will hold the Tandem Indemnitees harmless against all judgments, settlements, costs, liabilities and expenses (including reasonable attorneys’ fees and litigation costs) (collectively, “Losses”) payable to Third Parties in connection with such claims, suits and proceedings, to the extent arising from or occurring as a result of: (i) DexCom’s breach of its *** under this Agreement, (ii) the ***, (iii) the ***, or (iv) physical injury (including death) and/or property damage ***.

7.2Tandem will defend and indemnify DexCom, its Affiliates, and each of their respective directors, officers, employees, agents, successors and assigns (collectively, “DexCom Indemnitees”), against all Third Party claims, suits and proceedings, and will hold the DexCom Indemnitees harmless against all Losses payable to Third Parties in connection with such claims, suits and proceedings, to the extent arising from or occurring as a result of: (i) Tandem’s breach of its *** under this Agreement, (ii) the ***, (iii) the ***, or (iv) physical injury (including death) and/or property damage ***.

7.3If the manufacture or use of the Combined System Implementations results in a claim, suit or proceeding in which DexCom and Tandem are both entitled to indemnification by the other Party pursuant to Sections 7.1 and 7.2, then the Parties will discuss in good faith their cooperation in connection with such matter, and shall ***.

7.4If the manufacture or use of the Combined System Implementations results in a Third Party claim, suit, allegation, action or proceeding against Tandem or DexCom alleging infringement or misappropriation of the Intellectual Property of such Third Party and neither DexCom nor Tandem is entitled to indemnification pursuant to Sections 7.1 and 7.2 (a “Combined System Infringement Action”), such Party will promptly notify the other Party in writing. The Parties will *** in connection with the Combined System Infringement Action and shall *** of any Combined System Infringement Action. The Parties will *** concerning any Combined System Infringement Action and, in the *** that the ***, the Parties will ***.

7.5At either Party’s request, the Parties shall promptly enter into a common-interest agreement to protect any available attorney-client privileges and the like, on reasonable and customary terms.

7.6A Party seeking indemnification hereunder (the “Indemnitee”) will promptly notify the indemnifying Party (the “Indemnitor”) of any claim, suit, proceeding, loss, or expense likely to lead to a claim for indemnification, along with all material related information in the Indemnitee’s possession. The Indemnitor will have the right to manage the defense and settlement of any claim, except that the ***. The Indemnitee may not enter into any settlement of any such claim without the prior written consent of Indemnitor. The Indemnitee will ***. The Indemnitee may ***. In addition, the Indemnitee may ***.

7.7Notwithstanding the foregoing in this Section 7, an Indemnitor under this Section 7 has no obligation for any Losses to the extent resulting from (i) ***, or (ii) ***.

7.8In the event of any actual or alleged infringement of a valid claim of a patent or the actual or alleged infringement or misappropriation of any Third Party Intellectual Property by the Tandem System (or components thereof, including any DexCom CGM-Enabled Tandem Display Device, but excluding any Communication Protocol provided by DexCom), (a) Tandem shall have the right to *** to render such Tandem System non-infringing or to be no longer misappropriating such Third Party Intellectual Property and (b) if Tandem cannot reasonably modify the Tandem System to be non-infringing or to no longer be misappropriating such Third Party Intellectual Property, Tandem shall have the right to terminate this Agreement upon *** written notice to DexCom.

7.9In the event of any actual or alleged infringement of a valid claim of a patent or the actual or alleged infringement or misappropriation of any Third Party Intellectual Property by the DexCom System (or components thereof), (a) DexCom shall have the right to modify the DexCom System (including any components thereof) to render such DexCom System non-infringing or to be no longer misappropriating such Third Party Intellectual Property and (b) if DexCom cannot reasonably modify the DexCom System to be non-infringing or to no longer be misappropriating such Third Party Intellectual Property, DexCom shall have the right to terminate this Agreement upon *** written notice to Tandem.

7.10In the event that either Party is entitled to indemnification of any Third Party claim, suit or proceeding under both this Agreement and the Commercialization Agreement or the ***, then such Party shall only be entitled to seek indemnification for such claim, suit or proceeding (and only entitled to recover for a particular Loss) *** under either this Agreement or the Commercialization Agreement or the *** and in no event shall such Party be permitted to seek indemnification for such claim, suit or proceeding (or recover for any particular Loss) under both this Agreement and the Commercialization Agreement or under both this Agreement and the ***.

8.TERM AND TERMINATION

Term. The term of this Agreement will begin on the Effective Date and continue in effect for as long as the Commercialization Agreement continues in effect, unless this Agreement is terminated earlier pursuant to the other provisions of this Agreement (the “Term”).

8.1Termination for Material Breach.

8.1.1Either Party (the “Notifying Party”) shall be entitled to terminate this Agreement upon written notice to the other Party if such other Party materially breaches this Agreement and fails to cure such breach *** following written notice from the Notifying Party specifying such breach in reasonable detail.

8.1.2Notwithstanding the foregoing, if the allegedly breaching Party in good faith disputes such material breach or the failure to cure such material breach, then such Party shall provide the Notifying Party written notice of that dispute putting forward in reasonable detail the rationale for disputing the alleged breach or failure to cure to the Notifying Party. In such event, the Parties shall promptly undertake good faith efforts to resolve such dispute, in which case, such termination shall not be effective until *** after the resolution as to whether such material breach has occurred (and, if it is determined that there was a material breach that remains uncured at the expiration of such ***); provided, that, during the pendency of any such dispute resolution the Parties shall continue performing their respective obligations, and exercising their respective rights, under this Agreement. The Parties hereby agree to take such steps as may be reasonably necessary to complete such dispute resolution as expeditiously as possible given the circumstances.

8.2Termination Without Cause. Either Party may terminate this Agreement at any time with *** written notice to the other Party.

8.3Termination for Change of Control. Each Party shall provide to the other Party written notice within the later of *** after or as soon as permitted under Applicable Laws after undergoing a Change of Control. If such Change of Control is ***, then such other Party shall have the right (but not the obligation) to terminate this Agreement upon *** prior written notice, provided that such notice is given within *** following such other Party’s receipt of the notice of such Change of Control. ***.

8.4*** If a Party *** asserting that *** then the *** may, ***. Notwithstanding the foregoing, the *** shall not have the right to *** to the extent ***.

8.5Effect of Termination.

8.5.1General. In the case of expiration or termination of this Agreement, all rights and obligations of the Parties under this Agreement shall cease immediately, unless otherwise stated in this Agreement.

8.5.2Accrued Rights and Obligations. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accrued prior to such expiration or termination, nor shall expiration or any termination of this Agreement preclude either Party from pursuing all rights and remedies it may have under this Agreement, at law or in equity, with respect to breach of this Agreement nor prejudice any Party’s right to obtain performance of any obligation.

8.5.3Post-Termination Support. Upon any expiration or termination of this Agreement, the Parties will ensure continued provision of support services to the then-current Customers for the applicable System, as set forth in the then-current warranty terms covering such System (or such longer period as may be required under Applicable Laws) (hereinafter the “Termination Support Services”). If required to perform the Termination Support Services, the license grants set forth in Sections 3.2.1 and 3.2.2 relating to the Communication Protocol and the license grants set forth Sections 3.3.1 and 3.3.2 relating to the use of the Tandem Partner CID Documentation, Tandem Partner CID and Tandem Development Tools shall continue for the length of the Termination Support Services and shall be subject to the restrictions set forth therein, provided that upon any expiration or termination of this Agreement, the license grants set forth in Sections 3.2.1 and 3.2.2 relating to the Communication Protocol and the license grants set forth Sections 3.3.1 and 3.3.2 relating to the use of the Tandem Partner CID Documentation, Tandem Partner CID and Tandem Development Tools will immediately and automatically be limited to the extent necessary to support the units of the Combined Systems for such then-current Customers.

8.5.4Survival. In addition, Sections 1, 3.1, 5.2, 6, 7, 8.6, 9 and 10, and the third sentence of Section 2.11.1 (but solely to the extent any relevant data results from such Clinical Studies commenced or initiated during the Term of this Agreement), will survive expiration or termination of this Agreement, provided that, in the event any Section identified above expressly sets forth a limited period of time with respect to the duration or survival of such right or obligation beyond the expiration or termination of this Agreement, then such right or obligation shall survive only for such expressly identified period of time.

9.LIMITATION OF LIABILITY

IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER OR ANY OTHER PERSON OR ENTITY FOR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS, LOST PROFITS, OR ANY OTHER SPECIAL, CONSEQUENTIAL, OR INCIDENTAL DAMAGES, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY ARISING OUT OF THIS AGREEMENT WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE. THESE LIMITATIONS SHALL APPLY WHETHER OR NOT THE BREACHING PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN. IF EITHER PARTY TERMINATES THIS AGREEMENT IN ACCORDANCE WITH ANY OF ITS PROVISIONS, NEITHER PARTY SHALL BE LIABLE TO THE OTHER, BECAUSE OF SUCH TERMINATION, FOR COMPENSATION, REIMBURSEMENT OR DAMAGES ON ACCOUNT OF THE LOSS OF PROSPECTIVE PROFITS OR ANTICIPATED SALES OR ON ACCOUNT OF EXPENDITURES, INVENTORY, INVESTMENTS, LEASES OR COMMITMENTS IN CONNECTION WITH THE BUSINESS OR GOODWILL OF TANDEM OR DEXCOM.

THE FOREGOING EXCLUSION OF CERTAIN DAMAGES IN THIS SECTION DOES NOT APPLY TO DAMAGES FOR ANY OF THE FOLLOWING:

(I)BREACH OF AN OBLIGATION OF CONFIDENTIALITY UNDER SECTION 6 OR MISAPPROPRIATION OF INTELLECTUAL PROPERTY OR TRADE SECRETS; OR

(II)INDEMNIFICATION OBLIGATIONS UNDER SECTION 7, INCLUDING INDEMNIFICATION OBLIGATIONS UNDER SECTION 7 RELATED TO INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS.

10.MISCELLANEOUS

10.1No Exclusivity. This Agreement shall be non-exclusive for both Tandem and DexCom, and, subject to compliance with the terms and conditions of this Agreement, shall in no way prohibit either Party from working with any Third Party, including other insulin pump or CGM and/or data management companies, or acquiring, licensing, designing, developing, marketing, selling and/or distributing products that compete, directly or indirectly, with the products contemplated by this Agreement. Each Party further acknowledges that the personnel assigned to the activities contemplated by this Agreement may also participate in other activities that may utilize technologies similar to or involve products competitive with those contemplated by this Agreement.

10.2Subcontractors. Subject to the terms and conditions of this Agreement, either Party may subcontract the performance of its obligations under this Agreement to a Third Party ***, provided that (i) such subcontractor is bound by terms and conditions consistent, in all relevant respects, with this Agreement, including restrictions with respect to the protection and use of Confidential Information which are no less stringent than those set forth in this Agreement; (ii) such Party hereby expressly waives any requirement that the other Party exhaust any right or remedy (or otherwise proceed) against any such subcontractor for any obligation or performance hereunder prior to proceeding directly against such Party; and (iii) each Party shall be fully responsible for the performance of its subcontractors.

10.3Contract Interpretation. The meaning of a provision of this Agreement will be considered in context with other provisions of the Agreement. The following principles apply to the construction of this Agreement unless the construction is plainly contrary to the intent of the Parties:

10.3.1“Including” means “including but not limited to.”

10.3.2“Or” means “and/or.”

10.3.3“Will” and “shall” have the same meaning.

10.3.4Language that has a generally prevailing meaning is given that meaning unless the Agreement expressly assigns a different one.

10.3.5Technical terms used in the technical field of the subject of the Agreement are given their technical meaning.

10.3.6Singular words may be treated as plural, and plural words may be treated as singular.

10.3.7The masculine gender may be treated as feminine, and the feminine gender may be treated as masculine.

10.3.8In computing any period of time under this Agreement, the day of the act, event, or default from which the designated period of time begins to run is not included. If the Agreement specifies that a period is to run for a certain number of business days, only business days are included in the count, and the period may not end on any day that is not a business day.

10.4Force Majeure. Nonperformance of any Party will be excused to the extent that performance is prevented or delayed by strike, fire, earthquake, flood, governmental acts or orders or restrictions (other than due to a failure to comply with Applicable Laws), epidemic, pandemic, or any other reason where failure to perform is beyond the reasonable control of the nonperforming Party.

10.5No Implied Waivers; Rights Cumulative. No failure on the part of DexCom or Tandem to exercise and no delay in exercising any right under this Agreement, or provided by statute or at law or in equity or otherwise, will impair, prejudice or constitute a waiver of any such right, nor will any partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

10.6Independent Contractors. Nothing contained in this Agreement is intended implicitly, or is to be construed, to constitute DexCom or Tandem as partners in the legal sense. No Party hereto will have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement or undertaking with any Third Party.

10.7Notices. All notices, requests and other communications hereunder will be in writing and will be personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid, or via email (with delivery or receipt confirmation), in each case to the respective address specified below, or such other address as may be specified in writing to the other Parties hereto:

Tandem:	Tandem Diabetes Care, Inc.
12400 High Bluff Drive
San Diego, CA 92130
Attn: CEO
***

With Copy to:	Tandem Diabetes Care, Inc.
12400 High Bluff Drive
San Diego, CA 92121
Attn: Legal
***

DexCom:	DexCom, Inc.
6340 Sequence Drive
San Diego, California 92121
Attn: Legal Department
***

10.8Assignment. Except as otherwise expressly provided under this Agreement, neither Party may assign or otherwise transfer this Agreement or any right or obligation hereunder without the express prior written consent of the other Party; provided that: either Party shall be permitted to effect such an assignment or other transfer of this Agreement in its entirety, without the written consent of the other Party (i) to any of its then-existing Affiliates, or (ii) in connection with a merger or the transfer or sale of all or substantially all of its business or assets related to this Agreement, or (iii) subject to Section 8.4, in connection with a Change of Control.

10.9Modifications. No amendment or modification of any provision of this Agreement will be effective unless in writing signed by each Party hereto. No provision of this Agreement will be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by all Parties. In the event of a conflict between the provisions of the exhibits or the attachments to this Agreement and the provisions of this Agreement itself, the conflicting provision(s) of the Agreement shall control over the language in the exhibit or attachments, unless otherwise agreed by the Parties.

10.10Severability. If any provision hereof should be held invalid, illegal or unenforceable in any jurisdiction, all other provisions hereof will remain in full force and effect in such jurisdiction and will be liberally construed in order to carry out the intentions of the Parties hereto as nearly as may be possible. Such invalidity, illegality or unenforceability will not affect the validity, legality or enforceability of such provision in any other jurisdiction.

10.11Governing Law.

10.11.1This Agreement and any dispute arising from the performance or breach hereof will be governed by and construed and enforced in accordance with the laws of the State of California without regard for conflicts of laws principles. Disputes as to matters within the authority of the Development Working Team will be resolved as set forth in Section 2.3.7; provided that any dispute as to the application of such Section 2.3.7 shall be subject to this Section 10.11.

10.11.2Notwithstanding any other provision of this Agreement, either Party may seek interim equitable relief in any court of competent jurisdiction in connection with any alleged breach or violation of Section 2.2, Section 6 or Intellectual Property rights.

10.12Choice of Forum. The Parties hereby submit and consent to the exclusive jurisdiction of any state or federal court located in *** and irrevocably agree that all actions or proceedings relating to this Agreement shall be litigated in such courts, and each of the Parties waives any objection which it may have based on improper venue or forum non conveniens to the conduct of any such action or proceeding in such court.

10.13Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, and all of which together, will constitute one and the same instrument.

10.14Headings. Headings used herein are for convenience only and will not in any way affect the construction of or be taken into consideration in interpreting this Agreement.

10.15Entire Agreement. This Agreement (including the exhibits attached hereto which are hereby incorporated into this Agreement by reference), together with the Transaction Agreements, constitutes the entire agreement with respect to the subject matter hereof, and supersedes all prior or contemporaneous understandings or agreements, whether written or oral, between DexCom and Tandem with respect to such subject matter (including the Superseded Development Agreement). For clarity, (i) the G4 Development Agreement was terminated effective August 10, 2020, (ii) the G5 Development Agreement was terminates effective December 31, 2020 with respect to all countries other than Australia and was terminated on December 31, 2021 with respect to Australia, (iii) the Original G6 Development Agreement shall remain in full force and effect subject to any amendments thereto and for clarity shall include the amendments in the Commercialization Agreement and (iv) the TypeZero License Agreement shall remain in full force and effect and shall not be amended or modified by this Agreement.

10.16Performance by Affiliates. Either Party may discharge any obligation and exercise any right hereunder through any of its Affiliates. Each Party hereby guarantees the performance by its Affiliates of such obligations under this Agreement, and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement shall be deemed a breach by such Party, and the other Party may proceed directly against such first Party without any obligation to first proceed against such Affiliate.

10.17[Intentionally Removed.]

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed by duly authorized officers or representatives as of the date first written above.

DEXCOM, INC.	TANDEM DIABETES CARE, INC.

By: /s/ Jereme Sylvain	By: /s/ Elizabeth Gasser

Print Name: Jereme Sylvain	Print Name: Elizabeth Gasser

Title: Executive Vice President and Chief Financial Officer	Title: Executive Vice President, Chief Strategy and Product Officer

Date: May 22, 2024	Date: May 22, 2024

Exhibit A: ***

***